Exhibit 99.1

AMERICAN TOWER CORPORATION

AND SPECTRASITE, INC. AGREE TO MERGE

TRANSACTION HIGHLIGHTS

•	$11.3 billion transaction brings together tower industry leaders

•	Combined company to have portfolio of over 22,600 communications sites

•	Creates North America’s premier tower company with over $1.0 billion in annual revenues

Boston, Massachusetts and Cary, North Carolina – May 4, 2005 – American Tower Corporation (NYSE: AMT) and SpectraSite, Inc. (NYSE: SSI) announced today an agreement for American Tower to merge with SpectraSite, in a transaction that would bring together two tower industry leaders with a combined portfolio of over 22,600 communications sites.

Under the terms of the agreement, which was unanimously approved by the boards of directors of both companies, American Tower and SpectraSite will merge in a stock for stock exchange, in which shareholders of SpectraSite will receive 3.575 shares of American Tower Class A common stock for each common share of SpectraSite. Based on American Tower’s closing stock price on May 3, 2005, this exchange ratio equals $61.53 per share, valuing SpectraSite’s equity at approximately $3.1 billion. American Tower expects to issue approximately 181.0 million shares in the transaction. Following the closing, American Tower shareholders would own approximately 59% and SpectraSite shareholders would own approximately 41% of the combined company. The transaction is expected to be tax-free to shareholders of both companies for U.S. federal income tax purposes.

The transaction, which is subject to approval by shareholders of American Tower and SpectraSite, as well as regulatory approvals and other customary closing conditions, is expected to close in the second half of 2005.

“Defining Event”

“This combination is a defining event in the tower industry, creating the clear industry leader,” said Jim Taiclet, American Tower’s Chairman and Chief Executive Officer. “We believe there is a compelling alignment between the strategies of American Tower and SpectraSite. First, we are both fully focused on the tower leasing business. Second, we are both committed to operational excellence, investing continually in our people, processes and systems. And third, we are both committed to delivering superior returns to shareholders as we generate increasing free cash flow over time. Combining with SpectraSite creates an even stronger company, with expanded revenue, decreased leverage for American Tower, a broader customer base and a more numerous and diverse tower portfolio.”

“The combination of SpectraSite and American Tower will ensure our ability to compete successfully in serving the needs of our customers,” said Steve Clark, President and Chief Executive Officer of SpectraSite. “We will have more towers in the best markets. Together, we will be the premier tower company in North America.”

High Quality Assets

American Tower and SpectraSite bring together high quality wireless and broadcast tower assets to the combined company. American Tower has a portfolio of over 14,800 communication sites, including approximately 12,400 sites in the United States. The addition of SpectraSite’s portfolio of approximately 7,800 communication sites will create a combined company with a portfolio of over 22,600 communications sites, including over 22,000 wireless towers and over 400 broadcast towers.

The combined company will have over 20,000 tower sites in the Unites States. With over 85% of the company’s tower sites located in the 100 top basic trading areas, or “BTA,” markets and core corridors, the company will have a broad and compelling footprint to service its customers.

Commitment to Tower Leasing

“Together, we are committed to growing the tower leasing business and taking full advantage of the operating leverage of the tower business model,” said Taiclet. “Wireless voice subscribers and minutes of use have grown steadily and are expected to continue to grow over the coming years. We believe that as wireless carriers seek to improve coverage and network quality, and deploy next generation voice and data services, we will continue to enjoy robust growth in our business. By bringing together strong management, skilled employees and best practices of both companies, we will be better able to capitalize on the growth in the wireless industry.”

“We recognize that towers are an integral part of our customers’ business operations. As a combined company, we will be able to offer more than 20,000 sites in the US to our customers. And combined with our joint dedication to customer service and continuous process improvement, we believe that our clear scale leadership will enable us to emerge as the preferred provider to wireless carriers nationwide.”

Financial Expectations

American Tower and SpectraSite expect the proposed transaction will yield a net present value in excess of $400 million in synergies. Based on the scalability of the tower business model, the combined company expects to achieve operational efficiencies by spreading its relatively fixed tower operating expenses over a larger number of towers and broader revenue base. By reducing corporate expense and tower overhead, the combined company believes that it can achieve annual cost synergies of approximately $30-35 million per year.

The combined company will also have a strengthened balance sheet. American Tower currently has approximately $3.1 billion in total debt and SpectraSite has $750 million. The transaction will decrease American Tower’s overall leverage, which will provide the company with greater financial flexibility. American Tower expects the cash flow and financial position of the combined company to accelerate the company’s ability to reduce debt levels and return cash to shareholders.

Mr. Taiclet will continue to serve as Chief Executive Officer of the combined company and Chairman of the Board of Directors of American Tower following the closing, and Brad Singer will serve as Chief Financial Officer. Mr. Clark will join the American Tower Board of Directors, as will three other members of SpectraSite’s Board of Directors, including Tim Biltz, SpectraSite’s Chief Operating Officer. As a result, the American Tower Board of Directors will increase from six to ten members. The corporate headquarters for the combined company will remain in Boston, Massachusetts.

Conference Call Information

American Tower and SpectraSite will hold a joint conference call today at 11:00 a.m. EST to discuss the transaction. Jim Taiclet and Steve Clark will host the call together. The dial-in numbers are US/Canada: (877) 235-9047, International: (706) 645-9644 access code 5629795. Presentation slides will be available on the companies’ websites prior to the call. A replay of the call will be available from 12:00 p.m. EST May 4, 2005 until 11:59 p.m. EST May 11, 2005. The replay dial-in numbers are US/Canada: (800) 642-1687 and International: (706) 645-9291, access code 5629795. American Tower will sponsor a live simulcast of the call on its website, http://investor.americantower.com. When available, a replay of the call will be accessible on the website.

About American Tower

American Tower is the leading independent owner, operator and developer of broadcast and wireless communications sites in North America. American Tower operates over 14,800 sites in the United States, Mexico, and Brazil, including approximately 300 broadcast tower sites. For more information about American Tower Corporation, please visit our website www.americantower.com.

About SpectraSite

SpectraSite, Inc. (www.spectrasite.com), based in Cary, North Carolina, is one of the largest wireless tower operators in the United States. At December 31, 2004, SpectraSite owned or operated approximately 10,000 revenue producing sites, including 7,821 towers and in-building systems primarily in the top 100 markets in the United States. SpectraSite’s customers are leading wireless communications providers, including Cingular, Nextel, Sprint PCS, T-Mobile and Verizon Wireless.

Advisors

Citigroup Global Markets Inc. was the lead financial advisor to American Tower on the transaction. Credit Suisse First Boston also advised American Tower on the transaction. American Tower’s principal legal advisor was King & Spalding LLP. SpectraSite’s financial advisors were Evercore Partners Inc. and Lehman Brothers Inc., and its principal legal advisor was Paul, Weiss, Rifkind, Wharton & Garrison LLP.

Contacts

American Tower Corporation Brad Singer Chief Financial Officer and Treasurer Telephone: (617) 375-7500	SpectraSite, Inc. Steven Lilly SVP, Finance and Treasurer Telephone: (919) 465-6803

Cautionary Language Concerning Forward-Looking Statements

Statements in this press release regarding the proposed transaction between American Tower and SpectraSite, the expected timetable for completing the transaction, future financial and operating results, benefits and synergies of the transaction, future opportunities for the combined company and any other statements about American Tower and SpectraSite management’s future expectations, beliefs, goals, plans or prospects constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon the current beliefs and expectations of American Tower’s and SpectraSite’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” estimates and similar expressions) should also be considered to be forward looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward looking statements, including: the ability to obtain governmental approvals of the transaction on the proposed terms and schedule; the failure of American

Tower and SpectraSite shareholders to approve the transaction; the ability of American Tower to successfully integrate SpectraSite’s operations and employees; the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; disruption from the transaction making it more difficult to maintain relationships with customers and employees; competition and its effect on pricing, spending, third-party relationships and revenues. Additional factors that may affect future results are contained in American Tower’s and SpectraSite’s filings with the Securities and Exchange Commission (“SEC”), including each company’s Annual Report on Form 10-K for the year ended December 31, 2004, which are available at the SEC’s website http://www.sec.gov. The information set forth herein speaks only as of the date hereof, and American Tower and SpectraSite disclaim any intention or obligation to update any forward looking statements as a result of developments occurring after the date of this press release.

Important Additional Information Will be Filed with the SEC

In connection with the proposed transaction, American Tower plans to file with the SEC a Registration Statement on Form S-4 containing a Joint Proxy Statement/Prospectus. INVESTORS AND SECURITY HOLDERS OF AMERICAN TOWER AND SPECTRASITE ARE URGED TO READ THE REGISTRATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE JOINT PROXY STATEMENT/PROSPECTUS THAT WILL BE PART OF THE REGISTRATION STATEMENT WHEN THEY ARE AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT AMERICAN TOWER, SPECTRASITE, THE PROPOSED TRANSACTION AND RELATED MATTERS. The final Joint Proxy Statement/Prospectus will be mailed to shareholders of American Tower and SpectraSite. Investors and securityholders of American Tower and SpectraSite will be able to obtain copies of the Registration Statement and the Joint Proxy Statement/Prospectus, when they become available, as well as other filings with the SEC that will be incorporated by reference into such documents, containing information about American Tower and SpectraSite, without charge, at the SEC’s website http://www.sec.gov. These documents may also be obtained for free from American Tower by directing a request to American Tower Corporation, Investor Relations, 116 Huntington Ave, Boston, MA 02116 or for free from SpectraSite by directing a request to SpectraSite, Inc. at 400 Regency Forest Drive, Cary, NC 27511, Attention: Secretary.

Participants in Solicitation

American Tower, SpectraSite and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from American Tower and SpectraSite shareholders in respect of the proposed transaction. Information regarding American Tower’s participants is available in American Tower’s Annual Report on Form 10-K for the year ended December 31, 2004, and the proxy statement, dated April 27, 2005, for its 2005 annual meeting of stockholders, which are filed with the SEC. Information regarding SpectraSite’s participants is available in SpectraSite’s Annual Report on Form 10-K for the year ended December 31, 2004 and the proxy statement, dated March 31, 2005, for its 2005 annual meeting of shareholders, which are filed with the SEC. Additional information regarding the interests of such participants will be included in the Registration Statement containing the Joint Proxy Statement/Prospectus to be filed with the SEC.

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